EXHIBIT 11

                              DOCUCON, INCORPORATED


                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                                 YEAR ENDED DECEMBER 31
                                                               --------------------------
                                                                   1998           1997
                                                               -----------    -----------
COMPUTATION OF BASIC EARNINGS (LOSS) PER SHARE:
  Net loss from continuing operations ......................   $(5,085,694)   $  (277,439)
   Less- Preferred stock dividend requirements .............       (27,462)       (46,420)
                                                               -----------    -----------
  Net loss from continuing operations applicable to common
   stockholders ............................................    (5,113,156)      (323,859)
  Net income from discontinued operations applicable to
   common stockholders .....................................          --        3,702,688
                                                               -----------    -----------
           Net income (loss) applicable to common
            stockholders used for computation ..............   $(5,113,156)   $ 3,378,829
                                                               ===========    ===========

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING USED FOR COMPUTATION .........................     3,300,056      3,130,371
                                                               ===========    ===========

  Basic loss from continuing operations per common share ...   $     (1.55)   $      (.10)

  Basic earnings from discontinued operations per common
   share ...................................................          --             1.18
                                                               -----------    -----------
BASIC EARNINGS (LOSS) PER COMMON SHARE .....................   $     (1.55)   $      1.08
                                                               ===========    ===========

COMPUTATION OF DILUTED EARNINGS (LOSS) PER SHARE:
  Net loss from continuing operations ......................   $(5,085,694)   $  (277,439)
  Preferred stock dividend requirements ....................       (27,462)       (46,420)
  Decrease in net loss applicable to common stock for
   preferred stock dividends not incurred upon assumed
   conversion of preferred stock ...........................        27,462         46,420
                                                               -----------    -----------

           Net loss from continuing operations applicable to
            common stockholders used for computation .......    (5,085,694)      (277,439)

  Net income from discontinued operations applicable to
   common stockholders .....................................          --        3,702,688
                                                               -----------    -----------
           Net income (loss) applicable to common
            stockholders used for computation ..............   $(5,085,694)   $ 3,425,249
                                                               ===========    ===========
  Weighted average number of shares of common stock
   outstanding .............................................     3,300,056      3,130,371

  Weighted average incremental shares outstanding upon
   assumed conversion of options and warrants ..............        91,073        127,983

  Weighted average incremental shares outstanding upon
   assumed conversion of the preferred stock ...............        82,975        140,683
                                                               -----------    -----------

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND
  COMMON STOCK EQUIVALENTS OUTSTANDING USED FOR
  COMPUTATION ..............................................     3,474,104      3,399,037
                                                               ===========    ===========

                                                                      EXHIBIT 11
                                                                     (Continued)

                                                         YEAR ENDED DECEMBER 31
                                                         ----------------------
                                                          1998         1997
                                                          -----        -----

  Diluted loss from continuing operations per
   common share and common share equivalents .........    $(1.46)(a)   $(.08)(a)


  Diluted earnings from discontinued operations
   per common share and common share equivalents .....     --           1.09
                                                          -----        -----


DILUTED EARNINGS (LOSS) PER COMMON SHARE AND

  COMMON SHARE EQUIVALENTS ...........................    $(1.46)(a)   $1.01
                                                          =====        =====


     (a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.